   As filed with the Securities and Exchange Commission on February 24, 2000
                                                     Registration No. 333-------
--------------------------------------------------------------------------------
      S E C U R I T I E S   A N D   E X C H A N G E   C O M M I S S I O N
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                           Casella Waste Systems, Inc.
                           ---------------------------
             (exact name of registrant as specified in its charter)
            Delaware                                            03-0338873
-------------------------------                              -------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                   25 Greens Hill Lane, Rutland, Vermont 05701
                   -------------------------------------------
               (Address of principal executive offices) (Zip Code)


           Non-Plan Options to Acquire Shares of KTI, Inc. Common Stock
          ------------------------------------------------------------
                            (Full title of the plan)

                                 John W. Casella
                      President and Chief Executive Officer
                           Casella Waste Systems, Inc.
                               25 Greens Hill Lane
                             Rutland, Vermont 05701
                             ----------------------
                     (Name and address of agent for service)
                                 (802) 775-0325
          ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


  Title of                                    Proposed               Proposed
Securities               Amount to            Maximum                 Maximum                Amount of
   to be                     be            Offering Price            Aggregate              Registration
Registered              Registered            Per Share            Offering Price               Fee
----------              ----------            ---------            --------------           ------------

KTI, INC.
Non-Plan Options to Acquire Shares of KTI, Inc. Common Stock
Class A Common Stock  (1)
($.01 par value)
                       4,016 shares      $    13.5392 (2)        $      54,377(2)          $      14.36
                      76,500 shares      $    17.8922 (2)        $   1,368,750(2)          $     361.35

TOTAL                 80,516 SHARES                              $   1,423,127             $     375.71
------------------------------------------------------------------------------------------------------------

      (1) The number of shares of Casella Waste Systems, Inc. Class A Common Stock to be issued gives effect to the exchange ratio of 0.51 shares of Casella Waste Systems, Inc. Class A Common Stock for each share of KTI, Inc. Common Stock originally issuable under the plans registered hereby, as provided in the Agreement and Plan of Merger dated January 12, 1999, as amended as of May 12, 1999, September 8, 1999, and September 23, 1999 by and among Casella Waste Systems, Inc., Rutland Acquisition Sub, Inc., and KTI, Inc. Pursuant to Rule 416(a), this Registration Statement also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions relating to the shares covered by this Registration Statement.

     (2) Estimated solely for the purpose of calculating the registration fee, and based upon the exercise prices of outstanding options on the date of grant in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act").

                                EXPLANATORY NOTE

         This registration statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act to register shares of the Class A Common Stock of Casella Waste Systems, Inc., a Delaware corporation (the "Registrant") issuable to eligible employees, directors, consultants and advisors under certain written compensation contracts assumed by Registrant upon the merger of Registrant's wholly owned subsidiary, Rutland Acquisition Sub, Inc., a New Jersey corporation, with and into KTI, Inc., a New Jersey corporation. These contracts were previously obligations of KTI, Inc. and its subsidiaries.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the plans specified on the cover page of this Registration Statement, pursuant to Rule 428(b)(1) of the Securities Act.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

     (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements or the Registrant's latest fiscal year;

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (1) above.

     (3) The description of the Class A Common Stock, $0.01 par value per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A as filed with the Commission on October 15, 1997, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold, or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.
                                       -2-

     Item 4. DESCRIPTION OF SECURITIES.


     Not applicable.

     Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.


     Not applicable.

     Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Section 145 of the Delaware General Corporation Law statute permits a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     In the case of an action by or in the right of the corporation, Section 145 permits the corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

     To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding two paragraphs, Section 145 requires that he be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

     Section 145 provides that expenses, including attorneys' fees, incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145.

     Article Sixth of Casella's Amended and Restated Certificate of Incorporation eliminates the personal liability of the directors of Casella to Casella or its stockholders for monetary damages for breach of fiduciary duty as directors, with certain exceptions, and Article Seventh requires indemnification of directors and officers of Casella, and for advancement of litigation expenses to the fullest extent permitted by Section 145.

     Item 7. EXEMPTION FROM REGISTRATION CLAIMED.


     Not applicable.

     Item 8. EXHIBITS.


     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9. UNDERTAKINGS.


     1. The Registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)   To include any prospectus required by Section 10(a)(3) of the
                   Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rutland, Vermont, on this 24th day of February, 2000.

                                         Casella Waste Systems, Inc.


                                         By: /s/ John W. Casella
                                             -------------------
                                             John W. Casella
                                             President, Director and Chief
                                             Executive Officer

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Casella Waste Systems, Inc. hereby severally constitute and appoint John W. Casella, James W. Bohlig and Jeffrey A. Stein, and each of them singly, our true and lawful attorneys-in-fact with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Casella Waste Systems, Inc. to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact, and each of them singly, to said Registration Statement and any and all amendments thereto.


    WITNESS our hands and common seal on the date set forth below.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of February 24, 2000.

     Signature                         Title
     ---------                         -----

 /s/ John W. Casella               President, Director and
-------------------------------    Chief Executive Officer
John W. Casella                    (Principal Executive Officer)


 /s/ James W. Bohlig               Senior Vice President and
-------------------------------    Chief Operating Officer,
James W. Bohlig                    Director

 /s/ Jerry S. Cifor                Senior Vice President and
-------------------------------    Chief Financial Officer
Jerry S. Cifor                     (Principal Accounting and
                                   Financial Officer)

 /s/ Douglas R. Casella            Director
-------------------------------
Douglas R. Casella

 /s/ John F. Chapple III           Director
-------------------------------
John F. Chapple III

 /s/ Gregory B. Peters             Director
-------------------------------
Gregory B. Peters

                                  Exhibit Index
                                  -------------

Exhibit
Number
------


4.1(1)     Amended and Restated Certificate of Incorporation of Registrant.

4.2(2)     Second Amended and Restated By-laws of the Registrant
4.3(3)     Specimen Certificate of Class A Common Stock of the Registrant
5.1        Opinion of Hale and Dorr LLP

23.1       Consent of Hale and Dorr LLP (included in Exhibit 5.1)
23.2       Consent of Arthur Andersen LLP, independent accountants
24.1 Power of Attorney (included in the signature pages of this Registration Statement)

-----------------------

(1) Incorporated herein by reference to Exhibit 4.1 to the registration statement on Form S-8 of Registrant as filed on November 18, 1998 (File No. 333-67487).

(2) Incorporated herein by reference to Exhibit 3.4 to the registration statement on Form S-1 of Registrant as filed on September 24, 1997 (File No. 333-33135).

(3) Incorporated herein by reference to Exhibit 4 to Amendment No. 2 to the registration statement on Form S-1 of Registrant as filed on October 9, 1997 (File No. 333-33135).